                                                                   Exhibit 10.70

                    SECOND BLOCKED ACCOUNT CONTROL AGREEMENT
                              ("Shifting Control")

     This SECOND BLOCKED ACCOUNT CONTROL AGREEMENT, dated as of December 19, 2002 (this "Agreement"), is entered into by and among (i) Old Dominion Electric Cooperative ("Company"), (ii) State Street Bank and Trust Company, not in its individual capacity, but solely as Owner Trustee under a Trust Agreement, dated as of February 29, 1996, between it and Wachovia Bank, National Association (formerly known as First Union National Bank, successor in interest to First Union National Bank of Florida) (in such capacity, "Pledgee"), (iii) Utrecht-America Finance Co. ("Utrecht"), as Agent for the Lenders identified in that certain Amended and Restated Loan and Security Agreement, dated as of even date herewith (the "Loan and Security Agreement"), by and among Pledgee, Utrecht, as Agent thereunder (in such capacity, the "Agent") and as Series A Lender, and Cedar Hill International Corp., as Series B Lender, and (iv) JPMorgan Chase Bank ("Depositary").

     The parties hereto refer to Account No. 10203902.1 in the name of Company maintained at Depositary (the "Account") and further refer to that certain First Blocked Account Control Agreement, dated as of even date herewith, among Company, Pledgee and Depositary (the "First Control Agreement"). The parties hereby agree as follows:

     1. Pledgee and Agent notify Depositary that pursuant to the Loan and Security Agreement Pledgee has granted to Agent a security interest in its interest in the Account and all funds on deposit from time to time therein. Depositary acknowledges being so notified.

     2. Prior to Depositary's receipt of a notice from Agent that an "Event of Default" has occurred and is continuing under the Loan and Security Agreement (an "Agent's Default Notice"), Depositary agrees that it will comply with all withdrawal, payment, transfer or other fund disposition or other instructions (collectively, "instructions") concerning the Account originated by Pledgee or Agent, without further consent by Company or Pledgee. After Depositary receives an Agent's Default Notice and has had a reasonable opportunity to act in response thereto, Depositary will cease complying with instructions concerning the Account originated by Pledgee and shall thereafter only comply with instructions concerning the Account originated by Agent, without further consent by Company or Pledgee. Agent shall provide a copy of any Agent's Default Notice to Pledgee and Company. Notwithstanding anything in the First Control Agreement to the contrary, following Pledgee's receipt of a copy of an Agent's Default Notice and until such time as Pledgee shall have received a copy of the Agent's Termination Notice, Pledgee agrees not to issue any instructions with respect to the Account.

     3. After Depositary receives an Agent's Termination Notice and has had a reasonable opportunity to act in response thereto, Depositary will cease complying with instructions concerning the Account originated by Agent and this Agreement shall terminate. As used in this Agreement, "Agent's Termination Notice" means a written notice from Agent to Depositary to the effect that Depositary shall no longer be obligated as provided in Section 2 of this Agreement to comply with instructions concerning the Account received from Agent. Agent shall provide a copy of any Agent's Termination Notice to Pledgee and Company.

     4. This Agreement supplements the Deposit Agreement, dated as of the date hereof, between Company and Depositary, which Deposit Agreement will continue to apply to the Account and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control).

     5. Depositary agrees not to exercise or claim any right of offset, banker's lien or other like right against the Account for so long as this Agreement is in effect.

     6. Notwithstanding anything to the contrary in this Agreement: (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as are expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice (including without limitation an Agent's Default Notice or an Agent's Termination Notice), instruction or request purportedly furnished to it by Agent or Pledgee in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the Loan and Security Agreement or any other related documentation or whether any actions by Pledgee, Agent (including without limitation the sending of an Agent's Default Notice or an Agent's Termination Notice), Company or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith, (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary's reasonable control.

     7. Company hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable fees and disbursements of counsel, who may be an employee of Depositary) (collectively, "Covered Items") (i) incurred in connection with this Agreement or the Account (except to the extent due to Depositary's willful misconduct or gross negligence) or any interpleader proceeding relating thereto, (ii) incurred at Company's, Pledgee's or Agent's direction or instruction (including without limitation Depositary's honoring of an Agent's Default Notice or an Agent's Termination Notice) or (iii) due to any claim by Pledgee or Agent of an interest in the Account or the funds on deposit therein.

     8. Any termination or any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all of the parties hereto; provided that this Agreement shall terminate following delivery of an Agent's Termination Notice to Depositary as contemplated in paragraph 3 above. The provisions of paragraphs 6 and 7 above shall survive any such termination.

     9. This Agreement: (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective as of the date first written above; and (iii) shall be governed by and construed in accordance with the laws of the State of New York. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement. The State of New York shall be the "bank's jurisdiction" of Depositary for purposes of Article 9 of the New York Uniform Commercial Code. All notices under this Agreement shall be in writing and sent (including via facsimile transmission) to the parties hereto at their respective addresses or fax numbers set forth below (or to such other address or fax number as any such party shall designate in writing to the other parties from time to time):

     If to Company:      Old Dominion Electric Cooperative
                         4202 Dominion Boulevard
                         Glen Allen, VA 23060
                         Attention: Senior Vice President of
                                    Accounting and Finance
                         Fax No.: 804.787.3742

     If to Pledgee:      State Street Bank and Trust Company, as Owner Trustee
                         2 Avenue de Lafayette
                         Sixth Floor
                         Boston, Massachusetts 02111
                         Attention: Manager-Corporate Trust
                         Fax No.: 617.662.1485

     If to Agent:        Utrecht-America Finance Co.
                         245 Park Avenue
                         New York, NY 10167
                         Attention: Corporate Finance Department
                         Fax No.: 212.922.0969

     If to Depository:   JPMorgan Chase Bank
                         4 New York Plaza
                         15th Floor
                         New York, NY 10004
                         Attention: Treasury & Security Services -
                                    Valerie Dunbar
                         Fax No.: 212.623.6216

                         And

                         JPMorgan Chase Bank
                         270 Park Avenue, 48th Floor
                         New York, NY 10017
                         Attention: Michael Mak/Harris Kretsge
                         Fax No.: 212.270.4251

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

OLD DOMINION ELECTRIC COOPERATIVE          STATE STREET BANK AND TRUST COMPANY,
                                           not in its individual capacity but
                                           solely as Owner Trustee


By: /s/ Daniel M. Walker                   By: /s/ Dori Anne Seakas
    ---------------------------------          ---------------------------------
    Daniel M. Walker                           Name: Dori Anne Seakas
    Senior Vice President of                   Title: Officer
    Accounting and Finance


UTRECHT-AMERICA FINANCE CO., as Agent      JPMORGAN CHASE BANK


By: /s/ J.W. den Bass                      By: /s/ Michael P. Mak
    ---------------------------------          ---------------------------------
    Name: J.W. den Bass                        Name: Michael P. Mak
    Title: Vice President                      Title: Vice President